Exhibit 10.2

EXECUTION VERSION

GSO CAPITAL PARTNERS LP

345 Park Avenue, 31st Floor

New York, NY 10154

January 23, 2020

Boxwood Merger Corp.

Atlas TC Holdings LLC

8801 Calera Dr.

Austin, TX 78735

Attn: Steven Kadenacy

Re:	Project Atlas

Closing Payment Letter

Ladies and Gentlemen:

Reference is made to that certain Commitment Letter, dated January 23, 2020, and each of the Exhibits attached thereto (the “Commitment Letter”), addressed to you, Boxwood Merger Corp., a Delaware corporation (the “SPAC”), from GSO Capital Partners LP (together with its affiliates and funds and accounts managed or advised by it, “GSO,” “we” and “us”), and relating to your intended acquisition (the “Acquisition”), through Atlas TC Buyer LLC, a newly formed Delaware limited liability company controlled by you and a wholly-owned subsidiary of Atlas TC Holdings LLC, a Delaware limited liability company controlled by you (“Holdings”, and together with the SPAC, “you”), of all of the outstanding equity interests of Atlas Intermediate Holdings LLC, a Delaware limited liability company (the “Target”), and to consummate the other transactions contemplated in the Transaction Summary attached to the Commitment Letter as Exhibit A thereto. Defined terms used herein but not otherwise defined herein shall have the meaning set forth in the Commitment Letter. This letter agreement (this “Closing Payment Letter”) is the Closing Payment Letter referred to in the Commitment Letter.

In consideration for the Commitments made by GSO in connection with the Equity Financing, Holdings hereby agrees to pay (or to cause to be paid) to GSO, for its own account or as may be allocated by GSO as set forth below, a closing payment (the “Closing Payment”) in an amount equal to 2% of the aggregate amount of the Liquidation Preference of Preferred Units purchased by GSO on the Closing Date (which Closing Payment shall be in the form of original issue discount on such Preferred Units). The Closing Payment shall be fully earned, due and payable on, and subject to the Closing Date of the Transactions and shall be paid by funding the proceeds of the Commitments to be made by GSO pursuant to the Commitment Letter net of the Closing Payment.

You agree that, once paid, the fees described herein or any part hereof payable hereunder will not be refundable under any circumstances. All fees payable hereunder will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. You agree that we may, in our sole discretion, share all or a portion of any of the fees payable pursuant to this Closing Payment Letter with any of our respective affiliates, funds, certain private funds or separate accounts that we manage or advise.

You further agree that, for a period of 12 months from the date hereof (such period, the “Exclusivity Period”), in the event that you or any of your controlled affiliates consummates any transaction, other than the currently contemplated Acquisition, that results in the acquisition of all or substantially all of the equity securities or assets of the Target and its subsidiaries by you or your controlled affiliates (any such transaction being called an “Alternate Transaction”) and another institution proposes to provide equity or debt financing in lieu of the Equity Financing provided by GSO and its affiliates (the “Alternate Transaction Facilities”), you agree to provide GSO (if GSO is willing to provide such Alternate Transaction Facilities at the time of such Alternate Transaction) a reasonable opportunity to provide such Alternate Transaction Facilities on substantially the same terms and conditions set forth in the Commitment Letter and on substantially the same economic terms set forth in this Closing Payment Letter (the “GSO Alternate Transaction Financing”). You agree and acknowledge that, in connection with the consummation of the Alternate Transaction, to the extent GSO is willing to provide the GSO Alternate Transaction Financing, the Issuers shall consummate the GSO Alternate Transaction Financing. In enforcing its rights hereunder, the parties hereto acknowledge that GSO will be entitled to seek from a court of competent jurisdiction any form of equitable relief, including, without limitation, injunctive relief as well as the right to pursue any and all other rights and remedies (and recover any and all damages) that may be available at law or in equity (and in connection with the grant of any equitable relief to GSO by a court of competent jurisdiction, the parties hereto acknowledge that GSO will not be required to post any bond or other security). The agreements in this paragraph shall remain in effect notwithstanding the termination of the Commitment Letter and shall terminate upon the termination of the Exclusivity Period.

You further agree that GSO shall receive 1,200,000 founder shares. The number of founder shares to be transferred as described herein is based on a Common Stock issuance price of $10.00 per share. To the extent that Common Stock is issued at a price below $10.00, the number of founder shares to be transferred to GSO will be subject to an anti-dilution adjustment. For the avoidance of doubt, the transfer of founder shares to any person in connection with their acquisition or non-redemption of Common Stock shall not be taken into account when determining the issue price of such Common Stock. The founder shares shall be subject to the lock-up provisions set forth in that Letter Agreement, dated November 15, 2019, among the SPAC, Boxwood Sponsor, LLC and the other signatories thereto.

It is also understood that this Closing Payment Letter shall not constitute or give rise to any obligation to provide or arrange any financing, and any such an obligation will arise only under the Commitment Letter if it becomes effective in accordance with its terms.

Notwithstanding anything herein to the contrary, each of the parties hereto acknowledges that SPAC has established the Trust Account for the benefit of its public stockholders, which holds proceeds of its initial public offering. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GSO, for itself and for all Purchasers and Related Persons it has the authority to bind, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to SPAC’s public stockholders), and hereby waives any claims it has or may have at any time against or with respect to the Trust Account (or distributions therefrom to SPAC’s public stockholders) as a result of, or arising out of, any discussions, contracts or agreements (including this Commitment Letter) among SPAC, Holdings or GSO and will not seek recourse against the Trust Account (or distributions therefrom to SPAC’s public stockholders) for any reason whatsoever.

This Closing Payment Letter shall constitute a part of the Equity Financing Documentation for all purposes under the Commitment Letter. This Closing Payment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto. This Closing Payment Letter may not be assigned by any party without the consent of the other party. This Closing Payment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Closing Payment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Closing Payment Letter. This Closing Payment Letter is strictly confidential and may not be shared by you with any other person unless required by law or consented to by the other parties hereto. This Closing Payment Letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS CLOSING PAYMENT LETTER OR CONDUCT IN CONNECTION WITH THIS CLOSING PAYMENT LETTER IS HEREBY WAIVED.

[SIGNATURE PAGES TO FOLLOW]

GSO CAPITAL PARTNERS LP

By	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Closing Payment Letter]

Agreed and accepted to as of the date first written above:

BOXWOOD MERGER CORP.

By	/s/ Stephen M. Kadenacy
	Name:	Stephen M. Kadenacy
	Title:	Chief Executive Officer

ATLAS TC HOLDINGS LLC

By	/s/ Stephen M. Kadenacy
	Name:	Stephen M. Kadenacy
	Title:	Chief Executive Officer

[Signature Page to Closing Payment Letter]

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